Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value $0.00003 per share of GLOBAL MOFY AI LIMITED, a Cayman Islands company whose principal executive offices is located at No. 102, 1st Floor, No. A12, Gaobeidian Township, Chaoyang District, Beijing, People's Republic of China, 100000, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 22, 2025.

Haogang Yang

By:	/s/ Haogang Yang
Name:	Haogang Yang
Title:	Chief Executive Officer and Director of GLOBAL MOFY AI LIMITED

James Yang Mofy Limited

By:	/s/ Haogang Yang
Name:	Haogang Yang
Title:	Director of James Yang Mofy Limited

James Yang Mofy Limited

By:	/s/ Haogang Yang
Name:	Haogang Yang
Title:	Director of New JOLENE&R L.P.